Exhibit 99.1

Internap Network Services Corporation

250 Williams Street

Atlanta, Georgia 30303

Phone – 404-302-9700

Facsimile – 404-475-0520

Internap Reports Financial Results for First Quarter 2004

Company Reports Increased Revenues for the 20th Consecutive Quarter

ATLANTA, GEORGIA – April 29, 2004 – Internap Network Services Corporation (AMEX:IIP), the leading provider of high-performance, managed Internet connectivity solutions to business customers, today reported results of operations for the quarter ended March 31, 2004. For the first quarter, revenues totaled $36.3 million, an increase of 6.1% compared to the first quarter 2003 and a sequential increase from the fourth quarter of 2003.

Quarterly Highlights:

•	The Company entered into a significant alliance agreement with AT&T.
•	The customer base grew to 1,709 customers, an increase of 71 net new customers in the quarter. Among the new customers are: BEA Systems, Credit Suisse First Boston and Oracle.
•	Direct margin improved to 49%, compared to 45% for the same period a year earlier.
•	The Company raised $56 million in a follow-on public offering of stock, net of issuance costs.

Internap’s net loss was $2.3 million in the first quarter of 2004, or $0.01 per share, compared to a net loss of $12.4 million, or $0.08 per share, in the first quarter of 2003. The Company ended the quarter with $81.9 million in cash.

“Our results clearly indicate that our services are gaining increased acceptance from customers and partners, as most recently evidenced by our partnership with AT&T announced earlier this week,” said Gregory A. Peters, Internap’s president and chief executive officer. We continue to focus on increased margins, expense control and growth-promoting capital expenditures, while energetically seeking revenue growth from existing customers and strategic channels.”

Conference Call Information:

Internap’s fourth quarter teleconference will be held today beginning at 5:00 p.m. Eastern time. The dial-in numbers are 800-299-7098, passcode 82046723 for domestic callers, and 617-801-9715, passcode 82046723 for international participants. The simultaneous web cast will be available from the Investor Relations section of the web site at: www.internap.com.

Internap will provide a replay of the teleconference on its website. Internap will also provide a telephonic replay of the call by dialing 888-286-8010, passcode 41395424.

About Internap

Internap provides high-performance, managed Internet connectivity solutions to business customers who require guaranteed network availability and high-performance levels for business-critical applications, such as e-commerce, video and audio streaming, voice over Internet Protocol, virtual private networks and supply chain management. Internap’s proprietary route optimization technology monitors the performance of these Internet networks and allows us to intelligently route our customers’ Internet traffic over the optimal Internet path in a way that minimizes data loss and network delay. Its service level agreements guarantee performance across the entire Internet in the United States, excluding local connections, whereas conventional Internet connectivity providers typically only guarantee performance on their own network. Internap provides services to customers in various industry verticals, including financial services, entertainment and media, travel, e-commerce, retail, and technology. As of December 31, 2003, Internap provided its services to over 1,600 customers in the United States and abroad, including approximately 70 customers in the Fortune 1000.

Internap “Safe Harbor” Statement

Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and equally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Important factors currently known to our management that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: our ability to achieve profitability or positive free cash flow; our ability to secure adequate funding; the incurrence of additional restructuring charges; the success of our recent operational restructurings; our ability to compete against existing and future competitors; pricing pressures; our ability to deploy new access points in a cost-efficient manner; our ability to successfully complete future acquisitions; risks associated with international operations; the availability of services from Internet network service providers; failure of suppliers to deliver their products and services as agreed; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; our ability to operate in light of restrictions in our existing credit facility, the terms of our master lease agreement with our principal supplier and the terms of our series A preferred stock; our ability to protect our intellectual property; our ability to attract and retain qualified personnel; the outcome of our securities litigation; litigation due to infringement of third party intellectual property rights; evolution of the high performance Internet connectivity and services industry; our ability to respond to technological change; our ability to protect ourselves and our customers from security breaches; effects of terrorist activity; government regulation of the Internet; the dilutive effects of our stock price due to our convertible series A preferred stock and warrants; the senior payment rights of our series A preferred stock; the control rights of the holders of our series A preferred stock; future sales of stock; and volatility of our stock price. These risks and others are discussed in more detail in our Annual Report on Form 10-K for the year ended December 31, 2003 and our other filings with the SEC. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

Media Contact: C. David Sutton Internap (404) 302-9721 dsutton@internap.com	Investor Contact: David Buckel Internap (404) 302-9846 dbuckel@internap.com

INTERNAP NETWORK SERVICES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share amounts)

	March 31,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$81,923	$18,885
Restricted cash	96	125
Accounts receivable, net	15,506	15,587
Inventory	323	492
Prepaid expenses and other assets	3,864	4,245

Total current assets	101,712	39,334

Property and equipment, net	55,812	59,337

Investments	2,234	2,371
Goodwill and other intangible assets, net	39,559	39,651
Deposits and other assets	1,630	1,758

Total assets	$200,947	$142,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,862	$7,556
Accrued liabilities	7,869	8,585
Deferred revenue, current portion	2,151	3,674
Notes payable, current portion	2,794	2,790
Revolving credit facility	15,300	8,392
Capital lease obligations, current portion	11,969	8,770
Restructuring liability, current portion	1,939	1,965

Total current liabilities	49,884	41,732

Deferred revenue, less current portion	305	316
Notes payable, less current portion	1,569	2,275
Capital lease obligations, less current portion	12,578	15,537
Restructuring liability, less current portion	3,628	4,441

Total liabilities	67,964	64,301

Stockholders’ equity:
Common stock, $0.001 par value, 600,000 shares authorized, 274,666 and 228,751 shares issued and outstanding, respectively	275	229
Series A convertible preferred stock, $0.001 par value, 3,500 shares designated, 1,673 and 1,751 shares outstanding, respectively	49,698	51,841
Additional paid-in capital	914,465	855,240
Accumulated deficit	(831,763)	(829,460)
Accumulated items of other comprehensive income	308	300

Total stockholders’ equity	132,983	78,150

Total liabilities and stockholders’ equity	$200,947	$142,451

INTERNAP NETWORK SERVICES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2004	2003
Revenues	$36,250	$34,177

Costs and expenses:
Direct cost of network (exclusive of depreciation)	18,548	18,668
Customer support	2,177	2,364
Product development	1,430	1,684
Sales and marketing	4,658	5,177
General and administrative	6,488	4,475
Depreciation and amortization	4,611	10,583
Amortization of intangible assets	148	1,428
Amortization of deferred stock compensation	—	390
Restructuring costs	—	754

Total operating costs and expenses	38,060	45,523

Loss from operations	(1,810)	(11,346)

Other expense:
Interest expense, net	(743)	(738)
Other income (expense)	251	(290)

Total other expense	(492)	(1,028)

Net loss	$(2,302)	$(12,374)

Basic and diluted net loss per share	$(0.01)	$(0.08)

Weighted average shares used in computing basic and diluted net loss per share	243,452	161,084

INTERNAP NETWORK SERVICES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,302)	$(12,374)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,759	12,011
Non-cash interest expense on capital lease obligations	338	321
Provision for doubtful accounts	680	316
Non-cash compensation expense	—	390
Loss on equity method investment	145	290
Other, net	304	—
Changes in operating assets and liabilities:
Accounts receivable	(599)	1,654
Inventory	169	—
Prepaid expenses, deposits and other assets	509	(311)
Accounts payable	306	1,115
Restructuring liability	(839)	(3,138)
Deferred revenue	(1,534)	(1,476)
Accrued liabilities	(716)	(1,692)

Net cash provided by (used in) operating activities	1,220	(2,894)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,401)	(674)
Proceeds from disposal of property and equipment	10	—
Change in restricted cash	29	(35)
Purchase of investments	—	(27)
Other	(56)	—

Net cash used in investing activities	(1,418)	(736)

CASH FLOWS FROM FINANCING ACTIVITIES
Change in revolving credit facility	6,908	(1,160)
Principal payments on notes payable	(702)	(1,310)
Payments on capital lease obligations	(98)	(332)
Proceeds from exercise of stock options and warrants	1,197	24
Proceeds from issuance of common stock, net of issuance costs	55,931	167

Net cash provided by (used in) financing activities	63,236	(2,611)

Net increase (decrease) in cash and cash equivalents	63,038	(6,241)
Cash and cash equivalents at beginning of period	18,885	25,219

Cash and cash equivalents at end of period	$81,923	$18,978